CONFORMED COPY

                          $450,000,000

                        CREDIT AGREEMENT

                           dated as of

                          June 26, 1997

                              among

           Boise Cascade Office Products Corporation,

          The Eligible Subsidiaries Referred to Herein,

                     The Banks Party Hereto

                               and

           Morgan Guaranty Trust Company of New York,
                            as Agent

           __________________________________________


            Morgan Guaranty Trust Company of New York

                               and

                    The Chase Manhattan Bank,

                    Co-Administrative Agents



           Morgan Guaranty Trust Company of New York,
                       Documentation Agent



                  J.P. Morgan Securities, Inc.,
                        Syndication Agent



                       TABLE OF CONTENTS
                  ____________________________
                                                           Page

                    ARTICLE 1 -- DEFINITIONS

Section 1.01.  Definitions . . . . . . . . . . . . . . . .
Section 1.02.  Accounting Terms and Determinations . . . .
Section 1.03.  Types of Borrowings . . . . . . . . . . . .

                    ARTICLE 2 -- THE CREDITS

Section 2.01.  Commitments to Lend . . . . . . . . . . . .
Section 2.02.  Notice of Committed Borrowing . . . . . . .
Section 2.03.  Money Market Borrowings . . . . . . . . . .
Section 2.04.  Notice to Banks; Funding of Loans . . . . .
Section 2.05.  Notes . . . . . . . . . . . . . . . . . . .
Section 2.06.  Maturity of Loans . . . . . . . . . . . . .
Section 2.07.  Interest Rates  . . . . . . . . . . . . . .
Section 2.08.  Method of Electing Interest Rates . . . . .
Section 2.09.  Fees  . . . . . . . . . . . . . . . . . . .
Section 2.10.  Termination or Reduction of Commitments . .
Section 2.11.  Optional Prepayments  . . . . . . . . . . .
Section 2.12.  General Provisions as to Payments . . . . .
Section 2.13.  Funding Losses  . . . . . . . . . . . . . .
Section 2.14.  Computation of Interest and Fees  . . . . .
Section 2.15.  Compensation for Euro-Currency Reserve
                 Requirements  . . . . . . . . . . . . . .
Section 2.16.  Judgment Currency . . . . . . . . . . . . .
Section 2.17.  Foreign Subsidiary Costs  . . . . . . . . .
Section 2.18.  Increased Commitments; Additional Banks . .
Section 2.19.  Currency Equivalents  . . . . . . . . . . .

                     ARTICLE 3 -- CONDITIONS

Section 3.01.  Closing . . . . . . . . . . . . . . . . . .
Section 3.02.  Borrowings  . . . . . . . . . . . . . . . .
Section 3.03.  First Borrowing by Each Eligible Subsidiary

          ARTICLE 4 --  REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence and Power . . . . . . .
Section 4.02.  Corporate and Governmental Authorization;
                 No Contravention  . . . . . . . . . . . .
Section 4.03.  Binding Effect  . . . . . . . . . . . . . .
Section 4.04.  Financial Information . . . . . . . . . . .
Section 4.05.  Litigation  . . . . . . . . . . . . . . . .
Section 4.06.  Compliance with ERISA . . . . . . . . . . .
Section 4.07.  Environmental Matters . . . . . . . . . . .
Section 4.08.  Taxes . . . . . . . . . . . . . . . . . . .
Section 4.09.  Subsidiaries  . . . . . . . . . . . . . . .
Section 4.10.  Full Disclosure . . . . . . . . . . . . . .

                      ARTICLE 5 -- COVENANTS

Section 5.01.  Information . . . . . . . . . . . . . . . .
Section 5.02.  Payment of Obligations  . . . . . . . . . .
Section 5.03.  Maintenance of Property; Insurance  . . . .
Section 5.04.  Conduct of Business and Maintenance
                 of Existence  . . . . . . . . . . . . . .
Section 5.05.  Compliance with Laws  . . . . . . . . . . .
Section 5.06.  Inspection of Property, Books and Records .
Section 5.07.  Mergers and Sales of Assets . . . . . . . .
Section 5.08.  Use of Proceeds . . . . . . . . . . . . . .
Section 5.09.  Negative Pledge . . . . . . . . . . . . . .
Section 5.10.  Leverage Ratio  . . . . . . . . . . . . . .
Section 5.11.  Debt of Subsidiaries  . . . . . . . . . . .
Section 5.12.  Fixed Charge Coverage Ratio . . . . . . . .
Section 5.13.  Transactions with Affiliates  . . . . . . .

                      ARTICLE 6 -- DEFAULTS

Section 6.01.  Events of Default . . . . . . . . . . . . .
Section 6.02.  Notice of Default . . . . . . . . . . . . .

                     ARTICLE 7 -- THE AGENT

Section 7.01.  Appointment and Authorization . . . . . . .
Section 7.02.  Agent and Affiliates  . . . . . . . . . . .
Section 7.03.  Action by Agent . . . . . . . . . . . . . .
Section 7.04.  Consultation with Experts . . . . . . . . .
Section 7.05.  Liability of Agent  . . . . . . . . . . . .
Section 7.06.  Indemnification . . . . . . . . . . . . . .
Section 7.07.  Credit Decision . . . . . . . . . . . . . .
Section 7.08.  Successor Agent . . . . . . . . . . . . . .
Section 7.09.  Agent's Fee . . . . . . . . . . . . . . . .

              ARTICLE 8 -- CHANGE IN CIRCUMSTANCES

Section 8.01.  Basis for Determining Interest Rate
                 Inadequate or Unfair  . . . . . . . . . .
Section 8.02.  Illegality  . . . . . . . . . . . . . . . .
Section 8.03.  Increased Cost and Reduced Return . . . . .
Section 8.04.  Taxes . . . . . . . . . . . . . . . . . . .
Section 8.05.  Base Rate Loans Substituted for Affected
                 Fixed Rate Loans  . . . . . . . . . . . .
Section 8.06.  Substitution of Bank  . . . . . . . . . . .

           ARTICLE 9 -- REPRESENTATIONS AND WARRANTIES
                    OF ELIGIBLE SUBSIDIARIES

Section 9.01.  Existence and Power . . . . . . . . . . . .
Section 9.02.  Organizational and Governmental
                 Authorization; Contravention  . . . . . .
Section 9.03.  Binding Effect  . . . . . . . . . . . . . .
Section 9.04.  Taxes . . . . . . . . . . . . . . . . . . .

                     ARTICLE 10 -- GUARANTY

Section 10.01. The Guaranty  . . . . . . . . . . . . . . .
Section 10.02. Guaranty Unconditional  . . . . . . . . . .
Section 10.03. Discharge Only Upon Payment In Full;
                 Reinstatement In Certain Circumstances . .
Section 10.04. Waiver by the Company  . . . . . . . . . . .
Section 10.05. Subrogation  . . . . . . . . . . . . . . . .
Section 10.06. Stay of Acceleration . . . . . . . . . . . .

                   ARTICLE 11 -- MISCELLANEOUS

Section 11.01. Notices  . . . . . . . . . . . . . . . . . .
Section 11.02. No Waivers . . . . . . . . . . . . . . . . .
Section 11.03. Expenses; Indemnification  . . . . . . . . .
Section 11.04. Sharing of Set-Offs  . . . . . . . . . . . .
Section 11.05. Amendments and Waivers . . . . . . . . . . .
Section 11.06. Successors; Participations and Assignments .
Section 11.07. No Reliance on Margin Stock  . . . . . . . .
Section 11.08. Governing Law; Submission to Jurisdiction  .
Section 11.09. Counterparts; Effectiveness  . . . . . . . .
Section 11.10. Consequences of Effectiveness;
                 Transitional Provisions  . . . . . . . . .
Section 11.11. Waiver of Jury Trial . . . . . . . . . . . .
Section 11.12. Confidentiality  . . . . . . . . . . . . . .


Commitment Schedule
Pricing Schedule I
Pricing Schedule II
Exhibit A - Note
Exhibit B - Money Market Quote Request
Exhibit C - Invitation for Money Market Quotes
Exhibit D - Money Market Quote
Exhibit E - Opinion of Counsel for the Company
Exhibit F - Opinion of Special Counsel for the Agent
Exhibit G - Form of Election to Participate
Exhibit H - Form of Election to Terminate
Exhibit I - Opinion of Counsel for an Eligible Subsidiary
Exhibit J - Assignment and Assumption Agreement

     AGREEMENT dated as of June 26, 1997 among BOISE CASCADE
OFFICE PRODUCTS CORPORATION, the ELIGIBLE SUBSIDIARIES referred to herein, the BANKS party hereto and MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent.

     WHEREAS, the Company wishes to have a US$450,000,000 revolving credit facility under which it or any of its Eligible
Subsidiaries may from time to time borrow loans, denominated in U.S. Dollars or any Alternative Currency, from the Banks ratably in proportion to their respective Commitments;

     WHEREAS, the Company wishes said credit facility to permit the Company or any Eligible Subsidiary from time to time to borrow loans, denominated in U.S. Dollars or any Alternative
Currency, from one or more Banks on the basis of their competitive bids;

     WHEREAS, the Banks are willing to extend said credit facility to the Company and its Eligible Subsidiaries on the terms and conditions set forth herein;

     WHEREAS, the Company and certain Banks are parties to a Credit Agreement dated as of March 30, 1995 (as amended as of January 12, 1996 and amended and restated as of June 5, 1996, the "Existing Agreement"); and

     WHEREAS, when all the conditions specified in Section 11.10 have been satisfied, the Existing Agreement will automatically terminate and the loans outstanding thereunder (if any) will be repaid or refinanced hereunder;

     NOW, THEREFORE, the parties hereto agree as follows:

                    ARTICLE 1 -- DEFINITIONS

     Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market
Quotes setting forth Money Market Absolute Rates pursuant to
Section 2.03.

     "Acquisition" means an acquisition by the Company or any of its Consolidated Subsidiaries of a company, a division, a location or a line of business or of all or substantially all of the assets of any of the foregoing.

     "Additional Bank" has the meaning set forth in
Section 2.18(a).

     "Adjusted CD Rate" has the meaning set forth in
Section 2.07(b).

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent, completed by such Bank and returned to the Agent (with a copy to the Company).

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. So long as BCC owns, directly or indirectly, 10% or more of any class of voting securities of the Borrower, BCC and each BCC Subsidiary shall be deemed to be Affiliates.

     "Affiliated Agreements" has the meaning set forth in
Section 5.13(a).

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Alternative Currencies" means the respective lawful currencies of the United Kingdom, France, Germany, Canada, Italy and Australia; provided that any other currency (except Dollars) shall also be an Alternative Currency if (i) the Company requests, by notice to the Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) every Bank, by notice to the Agent, approves the inclusion of such currency as an additional Alternative Currency for purposes hereof. The Banks' approval of any such additional Alternative Currency may be limited to a specified maximum Dollar Amount or a specified period of time or both.

     "Alternative Currency Loan" means a Loan that is made in an Alternative Currency in accordance with the applicable Notice of Borrowing.

     "Alternative Currency Sublimit" means $250,000,000.

     "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Domestic Loans, its Domestic Lending
Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money
Market Loans, its Money Market Lending Office.

     "Assessment Rate" has the meaning set forth in
Section 2.07(b).

     "Bank" means each bank or other financial institution listed on the Commitment Schedule, each Additional Bank or Eligible
Assignee which becomes a Bank pursuant to Section 2.18 or 11.06(c), and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed
Borrowing or Notice of Interest Rate Election or the provisions of Section 2.08(a) or Article 8.

     "BCC" means Boise Cascade Corporation, a Delaware corporation, and its successors.

     "BCC Event" means the occurrence of either (a) or (b) below at a time when the Borrower is a Subsidiary of BCC:

          (a) BCC's senior unsecured long-term debt rating shall be equal to or less than BB or Ba2 from either Standard &
     Poor's Ratings Services or Moody's Investors Service, Inc., respectively; or

          (b) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more of the outstanding shares of common stock of BCC; or, during any period of 24 consecutive calendar months, individuals who were directors of BCC on the first day of such period (including for this purpose any new director whose election or nomination for election by BCC's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) shall cease to constitute a majority of the board of directors of BCC.

     "BCC Subsidiary" means any Subsidiary of BCC other than the Company or a Subsidiary of the Company.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing. As the context may require, the terms "Borrower" and "Borrowers" include the Company in its capacity as guarantor of the obligations of the other Borrowers hereunder.

     "Borrowing" has the meaning set forth in Section 1.03.

     "CD Base Rate" has the meaning set forth in Section 2.07(b).

     "CD Loan" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "CD Rate" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of an Adjusted CD Rate.

     "CD Reference Banks" means The Chase Manhattan Bank, The
Northern Trust Company and Morgan Guaranty Trust Company of New
York.

     "Change of Control" has the meaning set forth in
Section 2.10.

     "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.01.

     "Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite its name on the Commitment Schedule, (ii) with respect to any Additional Bank, the amount of the Commitment assumed by it pursuant to
Section 2.18 and (iii) with respect to any Eligible Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 11.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.10, 2.18 or 11.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrowers hereunder.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Committed Loan" means a loan made by a Bank pursuant to
Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Committed Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Company" means Boise Cascade Office Products Corporation, a
Delaware corporation, and its successors.

     "Company's 1996 Form 10-K" means the Company's annual report on Form 10-K for 1996, as filed with the SEC pursuant to the Exchange Act.

     "Consolidated Adjusted Debt" means, at any date, the sum
(without duplication) of (i) the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date and (ii) the aggregate amount of Receivables
Financing Sales at such date.

     "Consolidated EBIT" means, for any fiscal period, Consolidated Net Income for such period plus Consolidated
Interest Expense for such period plus, to the extent deducted in determining Consolidated Net Income for such period, income tax expense.

     "Consolidated EBITDA" means, for any fiscal period, Consolidated EBIT for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of depreciation, amortization and other non-cash charges which do not require a cash outlay in such period or any future period.

     "Consolidated Interest Expense" means, for any fiscal period, the sum (without duplication) of (i) the interest expense of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period and (ii) the purchasers' yield accrued during such period on all Receivables Financing Sales.

     "Consolidated Net Income" means, for any fiscal period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of (i) any extraordinary or other material non-recurring gain and (ii) any extraordinary or other material non-recurring loss which does not require a cash outlay in such period or any future period.

     "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated
Subsidiaries, determined as of such date.

     "Consolidated Rental Expense" means, for any fiscal period, the aggregate rental expense of the Company and its Consolidated
Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

     "Covered Obligation" means a Loan or a Substitute Subsidiary
Loan and "Covered Obligations" means Loans or Substitute
Subsidiary Loans or any combination of the foregoing.

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all non-contingent obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument,
(vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Dollar Amount" means, at any time:

           (i) with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding; and

          (ii) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant
     Alternative Currency, converted to Dollars in accordance with Section 2.19.

     "Dollar-Denominated Loan" means a Loan that is made in Dollars in accordance with the applicable Notice of Borrowing.

     "Dollars" and the sign "$" mean lawful money of the United
States.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 11.09.

     "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

     "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

     "Eligible Assignee" means (i) a Bank; (ii) an Affiliate of a Bank; (iii) a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded a special lending arrangement with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000, as long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business and having a combined capital and surplus of at least $1,000,000,000 and (viii) any other Person approved by the Agent and the Company, such approval not to be unreasonably withheld or delayed; provided however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

     "Eligible Subsidiary" means any Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

     "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, or any successor statute.

     "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Currency Business Day" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan for which funds are to be paid or made available in such Alternative Currency on such day, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are to be paid or made available.

     "Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies and/or to different Borrowers, in which case all references herein to the Euro-Currency Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

     "Euro-Currency Loan" means a Committed Loan which is either a Euro-Dollar Loan or an Alternative Currency Loan.

     "Euro-Currency Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Euro-Currency Rate" means a rate of interest determined pursuant to Section 2.07(c) on the basis of a London Interbank
Offered Rate.

     "Euro-Currency Reference Banks" means the principal London offices of The Chase Manhattan Bank, Union Bank of Switzerland and Morgan Guaranty Trust Company of New York.

     "Euro-Currency Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business
(including dealings in Dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

     "Euro-Dollar Loan" means a Committed Loan denominated in Dollars which bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "Events of Default" has the meaning set forth in
Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Agreement" has the meaning set forth in the recitals hereto.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "Fixed Charge Coverage Ratio" means, at any date, the ratio of (i) the sum of Consolidated EBIT plus Consolidated Rental Expense for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries most recently ended on or prior to such date to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period.

     "Fixed Rate Loans" means CD Loans or Euro-Currency Loans or
Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

     "Group of Loans" means, at any time, a group of Loans consisting of (i) all Committed Loans to the same Borrower which are Base Rate Loans at such time, (ii) all Euro-Currency Loans to the same Borrower which are in the same currency and have the same Interest Period at such time or (iii) all CD Loans to the same Borrower which have the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business and provided further that the amount of the Guarantee shall in no event exceed the maximum obligation of the guarantor. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" has the meaning specified in the Comprehensive Environmental Response Compensation and Liability
Act of 1980, 42 U.S.C. section 9601, et. seq., and shall also include petroleum, as defined in 42 U.S.C. section 6991.

     "Indemnitee" has the meaning set forth in Section 11.03(b).

     "Information Memorandum" means the confidential information memorandum dated June 1997 furnished to the Banks in connection with this Agreement.

     "Interest Period" means: (1) with respect to each Euro-Currency Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one week or one, two, three or six months thereafter, as the relevant Borrower may elect in such notice; provided that:

          (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding Euro-Currency Business Day for such currency unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for such currency;

          (b) any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day for the relevant currency in a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date
     (or, if the Termination Date is not a Euro-Currency Business
     Day for the relevant currency, the next preceding
     Euro-Currency Business Day for such currency);

(2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the relevant Borrower may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;
     and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date;

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the relevant Borrower may elect in accordance with
Section 2.03; provided that:

          (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding Euro-Currency Business Day for such currency unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for such currency;

          (b) any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day for such currency in a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date
     (or, if the Termination Date is not a Euro-Currency Business
     Day for the relevant currency, the next preceding
     Euro-Currency Business Day for such currency); and

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the relevant Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding
     Euro-Currency Business Day for such currency; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

     "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by way of purchase of equity or debt securities, capital contribution, loan, advance, Guarantee of any Debt or other obligation of such Person or otherwise.

     "Leverage Ratio" means, at any date, the ratio of
(i) Consolidated Adjusted Debt to (ii) Consolidated Net Worth, in each case on such date.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank
Offered Rate pursuant to Section 2.03.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Committed Loan or a Money Market Loan and
"Loans" means Committed Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

     "London Office" means, at any time, the office of the Agent in London specified in or pursuant to Section 11.01 at such time.

     "Material Debt" means Debt (other than the Notes and
Non-recourse Debt) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding
$5,000,000.

     "Material Financial Obligations" means a principal or face amount of Debt (other than the Notes and Non-recourse Debt) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

     "Material Subsidiary" means (i) The Reliable Corporation and its successors, for so long as it is a Subsidiary and (ii) any other Subsidiary having consolidated assets in an amount greater than 10% of the consolidated assets of the Company and its Consolidated Subsidiaries.

     "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

     "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for
(i) its Money Market LIBOR Loans, (ii) its Money Market Absolute Rate Loans and (iii) its Money Market Loans in different currencies and/or to different Borrowers in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

     "Money Market Loan" means a Money Market LIBOR Loan or a
Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in
Section 2.03(d)(ii)(C).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "New York Office" means, at any time, the office of the Agent in New York City specified in or pursuant to Section 11.01 at such time.

     "Non-recourse Debt" means Debt secured by a Lien on property if the only recourse of the holder of such Debt shall be to foreclose such Lien.

     "Non-Regulation D Borrower" means any Eligible Subsidiary that is organized outside the United States unless in its Election to Participate, such Borrower states that it is a Regulation D Borrower.

     "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing such Borrower's obligation to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing
(as defined in Section 2.02) or a Notice of Money Market
Borrowing (as defined in Section 2.03(f)).

     "Notice of Interest Rate Election" has the meaning set forth in Section 2.08.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 11.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Contest" means a contest maintained in good faith by appropriate proceedings (including appeals) promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pricing Schedule" means (i) Pricing Schedule I attached hereto, unless and until the Borrower shall have elected, by not less than five Domestic Business Days' notice to the Banks, that Pricing Schedule II attached hereto be the Pricing Schedule and
(ii) on and after the effective date of such notice, Pricing
Schedule II attached hereto. Such election, if made, shall be irrevocable without the consent of the Required Banks.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Quarterly Payment Dates" means each March 31, June 30,
September 30 and December 31.

     "Receivables Financing Sale" means a transfer by the Company or a Subsidiary of accounts (as defined in Article 9 of the UCC) to a Person other than the Company or a Subsidiary if (i) such transfer is accounted for as a sale under GAAP and (ii) such transfer results in the creation of a security interest in such accounts to which Article 9 of the UCC is applicable (or would be applicable if New York law were applicable to such transaction). The amount of a Receivables Financing Sale at any time is the aggregate principal amount of the purchasers' unrecovered investment in respect of such Receivables Financing Sale at such time.

     "Reference Banks" means the CD Reference Banks or the
Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Regulation D Borrower" means any Borrower that is not a Non-Regulation D Borrower.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means, at any time, Banks having at least
60% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, holding at least 60% of the aggregate Dollar Amount of the Loans.

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination
Date.

     "SEC" means the Securities and Exchange Commission.

     "Spot Rate" means, at any date, the Agent's spot buying rate for the relevant Alternative Currency against Dollars as of approximately 11:00 A.M. (London time) on such date.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

     "Substitute Subsidiary Loans" means loans made by a Bank to an Eligible Subsidiary after the date hereof (other than the Loans) which are agreed by such Bank and the Company to be, and which are identified in a notice from the Company to the Agent given not later than the date of borrowing thereof as, "Substitute Subsidiary Loans" for purposes of this Agreement; provided that each such loan shall be unconditionally guaranteed by the Company. The Company shall promptly notify the Agent of any change in the outstanding principal amount of any Substitute Subsidiary Loan, and the Agent shall periodically determine the Dollar Amount of each Substitute Subsidiary Loan as if such Substitute Subsidiary Loan were a Loan. The Company shall provide the Agent with such information regarding Substitute Subsidiary Loans as the Agent may reasonably require from time to time for purposes of administration of this Agreement.

     "Termination Date" means June 29, 2001, or, if such day is not a Euro-Currency Business Day, the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Currency Business Day.

     "UCC" means the Uniform Commercial Code, as in effect on the date hereof in the State of New York.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or a Subsidiary to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Company notifies the Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Agent notifies the Company that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Banks.

     Section 1.3 Types of Borrowings. The term "Borrowing" denotes:

          (a) an aggregation of Committed Loans to be made by the Banks to the same Borrower pursuant to Section 2.01 on the same day, all of which Loans (i) are made in the same currency, (ii) in the case of Loans denominated in Dollars, are of the same type (subject to Article 8) and (iii) except in the case of Base Rate Loans, have the same initial Interest Period; and

          (b) an aggregation of one or more Money Market Loans to be made by one or more Banks to the same Borrower pursuant to Section 2.03 on the same day, all of which Loans
     (i) are made in the same currency, (ii) are of the same type and (iii) have the same Interest Period.

     Borrowings may be classified for purposes of this Agreement by reference to the currency and/or pricing of the Loans comprising such Borrowing (e.g., a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Currency Loans) or (ii) by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which one or more Banks participate on the basis of their bids).

                    ARTICLE 2 -- THE CREDITS

     Section 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers pursuant to this Section from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made, the aggregate Dollar Amount of such Bank's Committed Loans shall not exceed its Commitment. The aggregate Dollar Amount of each Borrowing under this Section shall not be less than $10,000,000 (except that any such Borrowing may be in an aggregate Dollar Amount equal to the aggregate amount available in accordance with Section 3.02).
Each Borrowing under this Section shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, prepay Loans to the extent permitted by Section 2.11 and reborrow at any time during the Revolving Credit Period under this Section.

     Section 2.02 Notice of Committed Borrowing. The relevant Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 12:00 Noon (New York City time) on
(w) the date of each Base Rate Borrowing, (x) the second Domestic Business Day before each CD Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (z) the fifth Euro-Currency Business Day before each Euro-Currency Borrowing in an Alternative Currency, specifying:

           (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day for the relevant currency in the case of a Euro-Currency Borrowing;

          (ii) the currency and aggregate amount (in such currency) of such Borrowing;

         (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Currency Rate;

          (iv) in the case of a CD Borrowing or a Euro-Currency
     Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

           (v) whether the proceeds of such Borrowing are to be used to repay other Loans (and, if so, identifying such other Loans); and

          (vi) the currency and aggregate principal amount (in such currency) outstanding of Substitute Subsidiary Loans and Alternative Currency Loans.

     Section 2.03.  Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to such Borrower from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received by the Agent:

          (1) at its New York Office not later than 12:00 Noon (New York City time) on (x) the fifth Euro-Currency Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction in an Alternative Currency, (y) the fourth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction in Dollars or (z) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction in Dollars, or

          (2)  at its London Office not later than 12:00 Noon
     (London time) on the Euro-Currency Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction in an Alternative Currency,

or, in any such case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective. Each such Money Market Quote Request shall specify:

           (i) the proposed date of Borrowing, which shall be
     (x) a Euro-Currency Business Day in the case of an Absolute Rate Auction in an Alternative Currency or a LIBOR Auction or (y) a Domestic Business Day in the case of an Absolute Rate Auction in Dollars,

          (ii) the proposed currency and aggregate amount (in such currency) of such Borrowing, which shall not be less than $10,000,000 in aggregate Dollar Amount,

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute
     Rate.

A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Currency Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request for a Money Market Borrowing in the same currency.

     (c) Invitation for Money Market Quotes. Promptly after receiving a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the relevant Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to such Borrower to which such Money Market Quote Request relates in accordance with this Section.

     (d)  Submission and Contents of Money Market Quotes.

           (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money
Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile:

          (1) at its New York Office (x) not later than 2:00 P.M. (New York City time) on the fifth Euro-Currency Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction in an Alternative Currency,
     (y) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (z) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction in Dollars, or

          (2)  at its London Office not later than 9:30 A.M.
     (London time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction in an Alternative Currency,

or, in any such case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective; provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the relevant Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall not be revocable except with the written consent of the Agent given on the instructions of the relevant Borrower.

          (ii) Each Money Market Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

               (A)  the proposed date of Borrowing,

               (B)  the principal amount (in the relevant
          currency) of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must not be less than $5,000,000 in Dollar Amount, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and
          (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
          1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

               (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded if it:

               (A)  is not substantially in conformity with
          Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) above;

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
          Market Quotes; or

               (D)  arrives after the time set forth in
          subsection (d)(i) above.

     (e) Notice to Borrower. The Agent shall promptly notify the relevant Borrower of the terms of (i) any Money Market Quote submitted by a Bank that is in accordance with subsection (d) above and (ii) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to such Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request,
(B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and
(C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f)  Acceptance and Notice by Borrower.  The relevant
Borrower shall notify the Agent of its acceptance or non-acceptance of the offers notified to it pursuant to subsection (e):

          (1) at its New York Office not later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Currency Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction in an Alternative Currency, (y) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars or
     (z) the proposed date of Borrowing, in the case of an Absolute Rate Auction in Dollars, or

          (2)  at its London Office not later than 10:30 A.M.
     (London time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction in an Alternative Currency,

or, in any such case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The relevant Borrower may accept any Money Market Quote in whole or in part; provided that:

           (i) the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate Dollar Amount of each Money Market
     Borrowing must not be less than $10,000,000;

         (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute
     Rates, as the case may be; and

          (iv) the relevant Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000 or the equivalent thereof in the relevant Alternative Currency, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 2.04.  Notice to Banks; Funding of Loans.

     (a) Promptly after receiving a Notice of Borrowing, the Agent shall notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower.

     (b) On the date of each Borrowing, each Bank participating therein shall:

           (i) if such Borrowing is to be made in Dollars, make available its share of such Borrowing in Dollars not later than 2:00 P.M. (New York City time), in Federal or other funds immediately available in New York City, to the Agent at its New York Office; or

          (ii) if such Borrowing is to be made in an Alternative Currency, make available its share of such Borrowing in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Agent at such time and place as shall have been notified by the Agent to the Banks by at least two Euro-Currency Business Days' notice.

Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the relevant Borrower at the Agent's aforesaid address.

     (c) Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to the Agent, at (i) if such amount is repaid by the relevant Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) if such amount is repaid by such Bank, the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Bank shall repay to the Agent such corresponding amount, the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.05.  Notes.

     (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Loans.

     (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type or currency be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type or currency. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01(a) or 3.03(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and currency of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     Section 2.06.  Maturity of Loans.

     (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

     (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

     Section 2.07.  Interest Rates.

     (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest for each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the Base Rate for such day and (ii) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due.

          The "Adjusted CD Rate" applicable to any Interest
Period means a rate per annum determined pursuant to the following formula:

               [ CDBR        ]*
     ACDR =    [---------------] + AR
               [ 1.00 - DRP ]

     ACDR =    Adjusted CD Rate
     CDBR =    CD Base Rate
     DRP  =    Domestic Reserve Percentage
     AR   =    Assessment Rate

     __________
     *The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more.
The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the relevant currency are offered to each of the Euro-Currency Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Currency Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Euro-Currency Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (A) the higher of (i) the sum of 2% plus the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Currency Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Euro-Currency Reference Banks are offered to such Euro-Currency Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Currency Reserve Percentage or (B) if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Currency Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid (i) in the case of Money Market Loans denominated in Dollars, at a rate per annum equal to the sum of 2% plus the Base Rate for such day and (ii) in the case of Money Market Loans denominated in an Alternative Currency, at a rate per annum determined in accordance with Section 2.07(d) as if such Money Market Loans were Euro-Currency Loans.

     (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the relevant Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of clearly demonstrable error.

     (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.08.  Method of Electing Interest Rates.

     (a) The Dollar-Denominated Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the relevant Borrower in the applicable Notice of Committed Borrowing. Thereafter, the relevant Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

           (i) if such Loans are Base Rate Loans, the relevant
     Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the relevant Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to
     Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

         (iii) if such Loans are Euro-Dollar Loans, the relevant Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to
     Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one Type to Domestic Loans of the other Type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 12:00 Noon (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the relevant Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

           (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

         (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the relevant Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by such Borrower.

     (d) The relevant Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the relevant Borrower delivers notice of such election to the Agent.

     (e) The initial Interest Period for each Group of Alternative Currency Loans shall be specified by the relevant Borrower in the applicable Notice of Borrowing. The relevant Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Agent, not later than 12:00 Noon (New York City time) on the fourth Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that
(i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000. If no such Notice of Interest Rate Election is timely received by the Agent before the end of any applicable Interest Period, the relevant Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

     Section 2.09.  Fees.

     (a) The Company shall pay to the Agent, for the account of the Banks, a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) for each day from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety, on the aggregate amount of the Commitments (whether used or unused) and (ii) for each day from and including such date of termination to but excluding the date on which no Loans are outstanding, on the aggregate Dollar Amount of the Loans outstanding on such day. Such facility fee shall be allocated among the Banks ratably in proportion to their Commitments; provided that any facility fee accruing after the Commitments terminate in their entirety shall be allocated among the Banks ratably in proportion to the outstanding Dollar Amounts of their respective Loans. Accrued fees under this subsection
(a) shall be payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Commitments terminate in their entirety (and, if later, the first day on which no Loans are outstanding).

     (b) The Company shall pay to the Agent on the Closing Date for the account of each Bank, a participation fee in the amount heretofore mutually agreed.

     Section 2.10.  Termination or Reduction of Commitments.

     (a) The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding Dollar Amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Agent shall notify each Bank of the contents thereof.

     (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

     (c) If a Change of Control shall occur (i) the Company will, within ten days after the occurrence thereof, give each Bank notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and (ii) Banks having more than 50% in aggregate amount of the Commitments may, by three Domestic Business Days' notice to the Company through the Agent given not later than 60 days after such Change of Control, terminate the Commitments, which shall thereupon be terminated, and declare the Notes (together with accrued interest thereon) and any other amounts payable hereunder to be, and the Notes and such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          For purposes of this Agreement, a "Change of Control" shall occur if:

          (a) The Company shall cease to be a Subsidiary of BCC and (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 35% or more of the outstanding shares of common stock of the Company or (ii) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) shall cease to constitute a majority of the board of directors of the Company; or

          (b) at any time while the Company is a Subsidiary of BCC, BCC shall create, assume or suffer to exist any Lien (excluding judgment liens unless such judgment liens continue unsatisfied and unstayed for a period of 45 consecutive days) on any capital stock of the Company owned by BCC or any BCC Subsidiary.

     Section 2.11.  Optional Prepayments.

     (a)  Subject in the case of Fixed Rate Loans to
Section 2.13, any Borrower may, (i) upon notice to the Agent by 12:00 Noon (New York City time) on the Domestic Business Day prior to the date of such prepayment, prepay any Group of Domestic Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01), (ii) upon notice to the Agent by 12:00 Noon (New York City time) on the third Euro-Currency Business Day prior to the date of such prepayment, prepay any Group of Euro-Dollar Loans or (iii) upon notice to the Agent by 12:00 Noon (New York City time) on the fourth Euro-Currency Business Day prior to the date of such prepayment, prepay any Group of Euro-Currency Loans denominated in an Alternative Currency, in each case in whole at any time, or from time to time in part in an aggregate Dollar Amount not less than $10,000,000, by paying (in the relevant currency) the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).

     (b) Except as provided in subsection (a) above, no Borrower may prepay all or any portion of the principal amount of any Money Market Loan before the maturity thereof without the consent of the holder of such Money Market Loan.

     (c) Promptly after receiving a notice of prepayment pursuant to this Section, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the relevant Borrower.

     Section 2.12.  General Provisions as to Payments.

     (a) Each payment of principal of, and interest on, the Dollar-Denominated Loans and of fees hereunder shall be made not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its New York Office. Each payment of principal of, and interest on, the Alternative Currency Loans shall be made in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, for the account of the Agent at such time and at such place as shall have been notified by the Agent to the relevant Borrower and the Banks by at least two Domestic Business Days' notice. Each such payment shall be made irrespective of any set-off, counterclaim or defense to payment which might in the absence of this provision be asserted by any Borrower against the Agent or any Bank. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless a Borrower notifies the Agent before the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one day deposits in the relevant currency are offered to the Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

     Section 2.13.  Funding Losses.

     (a) If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Dollar-Denominated Fixed Rate Loan is converted to a different Type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if a Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a), 2.08(c), 2.11(c) or 2.19, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error.

     Section 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.15.  Compensation for Euro-Currency Reserve
Requirements.

     (a) If and so long as a reserve requirement of the type described in the definition of "Euro-Currency Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Bank subject to such requirement may require each Regulation D Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Euro-Currency Loans to such Regulation D Borrower, additional interest on such Euro-Currency Loan at a rate per annum determined by such Bank up to but not exceeding the excess of
(i) (A) the applicable London Interbank Offered Rate divided by
(B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate.

     (b) Any Bank wishing to require payment of additional interest pursuant to this Section (i) shall so notify the Company and the Agent, in which case such additional interest on the relevant Euro-Currency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each applicable Interest Period commencing at least three Euro-Currency Business Days after the giving of such notice and
(ii) shall notify each Regulation D Borrower, at least five Euro-Currency Business Days before each date on which interest is payable on such Euro-Currency Loans to such Regulation D Borrower, of the additional amount then due to such Bank under this Section.

     Section 2.16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's New York Office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Currency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

     Section 2.17.  Foreign Subsidiary Costs.

     (a) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     (b) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to the foregoing subsection (a) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

     Section 2.18.  Increased Commitments; Additional Banks.

     (a) From time to time, the Company may, if it so elects, increase the aggregate amount of the Commitments, either by designating one or more Eligible Assignees not theretofore a Bank to become a Bank (an "Additional Bank") or by agreeing with one or more existing Banks that such Bank's Commitment shall be increased; provided that the Company may increase the aggregate amount of the Commitments pursuant to this Section 2.18 no more than (i) once per calendar quarter by designating an Eligible Assignee to become a Bank and (ii) once per calendar year by agreeing with one or more existing Banks to increase such Bank's Commitment.

     (b)  Any increase in the Commitments pursuant to this
Section 2.18 shall be subject to satisfaction of the following conditions:

           (i) before and after giving effect to such increase, all representations and warranties contained in Article 4 shall be true;

          (ii) at the time of such increase, no Default shall have occurred and be continuing or would result from such increase;

         (iii) that the amount of such increase is not less than $15,000,000;

          (iv) after giving effect to such increase, the aggregate amount of all increases in Commitments made pursuant to this Section 2.18 shall not exceed the sum of
     (x) $90,000,000 and (y) any net decrease in the aggregate amount of Commitments by operation of Section 8.06; and

           (v) after giving effect to such increase, neither the Commitment of any Additional Bank nor the aggregate amount by which the Commitment of any other Bank has been increased pursuant to this Section 2.18 shall exceed $25,000,000.

     (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.18 shall become effective upon the receipt by the Agent of (i) an agreement in form and substance satisfactory to the Agent signed by the Company, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, (ii) such evidence of appropriate corporate authorization on the part of the Borrowers with respect to the Increased Commitments and such opinions of counsel for the Borrowers with respect to the Increased Commitments as the Agent may reasonably request and (iii) such evidence of the satisfaction of the conditions set forth in subsection (b) above as the Agent may reasonably request.

     (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.18, within five Domestic Business Days, in the case of each Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of each Group of Committed Fixed Rate Loans then outstanding, the relevant Borrower shall prepay or repay such Group in its entirety and, to the extent such Borrower elects to do so and subject to the conditions specified in Article 2.19, such Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

     Section 2.19. Currency Equivalents. The Agent shall determine the Dollar Amount of each Alternative Currency Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof, and shall promptly notify the Borrower and the Banks of each Dollar Amount so determined by it. Each such determination shall be based on the Spot Rate (i) on the date of the related Notice of Committed Borrowing (in the case of Committed Loans) or Money Market Quote Request (in the case of Money Market Loans) for purposes of the initial such determination for any Alternative Currency Loan and (ii) the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination. If after giving effect to any such determination of a Dollar Amount,
(i) the aggregate Dollar Amount of all outstanding Loans and Substitute Subsidiary Loans exceeds the aggregate amount of the Commitments or (ii) the aggregate Dollar Amount of all outstanding Alternative Currency Loans exceeds the Alternative Currency Sublimit, the Borrowers shall within five Euro-Currency Business Days prepay outstanding Loans and Substitute Subsidiary Loans (as selected by the Company and notified to the Banks through the Agent not less than three Euro-Currency Business Days prior to the date of prepayment) to the extent necessary to eliminate any such excess.

                     ARTICLE 3 -- CONDITIONS

     Section 3.01. Closing. The closing hereunder shall occur on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

     (a) receipt by the Agent of a duly executed Note of the Company for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.05;

     (b) receipt by the Agent of an opinion of John W. Holleran, counsel to the Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) receipt by the Agent of evidence satisfactory to it that all participation fees payable by the Company pursuant to
Section 2.09(b) and all fees payable by the Company to The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Co-Administrative Agents, in the amounts previously agreed upon between the Company and each such Co-Administrative Agent have been paid in full; and

     (e) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Company and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) the fact that the Closing Date shall have occurred on or before June 30, 1997;

     (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

     (c)  the fact that, immediately after such Borrowing,
(i) the aggregate Dollar Amount of the Loans and the Substitute Subsidiary Loans will not exceed the aggregate amount of the Commitments and (ii) the aggregate Dollar Amount of the Alternative Currency Loans will not exceed the Alternative Currency Sublimit;

     (d) the fact that, immediately before and after such Borrowing, no Default and no Change of Control shall have occurred and be continuing;

     (e) the fact that the representations and warranties of the Borrowers contained in Sections 4.01, 4.02 and 4.03 (and, in the case of the first Borrowing, the representations and warranties of the Company contained in Section 4.04(b)) shall be true on and as of the date of such Borrowing; and

     (f) in the case of an Alternative Currency Borrowing, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the opinion of the Agent makes it impracticable for such Borrowing to be denominated in the relevant Alternative Currency.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the relevant Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section. If and to the extent that satisfaction of the foregoing conditions depends upon application of the proceeds of a Borrowing (or an equivalent amount in another currency) to repay other Loans or Substitute Subsidiary Loans on the date of such Borrowing, (i) the Company shall be deemed to have represented and warranted that such application will be made on such date and (ii) satisfaction of the foregoing conditions shall be determined on a pro forma basis giving effect to such application on such date so long as arrangements satisfactory to the Agent for such application have been made.

     Section 3.03.  First Borrowing by Each Eligible Subsidiary.
The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

     (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such Borrowing and complying with the provisions of Section 2.05;

     (b) receipt by the Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

     (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of its Election to Participate, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

The opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary hereunder.

           ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to borrow under this Agreement.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and its Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than any Bank's right of set-off, to the extent the same may constitute a Lien).

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each Note of the Company, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     Section 4.04.  Financial Information.

     (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Company's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) Since December 31, 1996 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated
Subsidiaries, considered as a whole.

     Section 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

     Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Since January 1, 1990, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

     Section 4.08. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such as are the subject of a Permitted Contest. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

     Section 4.09. Subsidiaries. Each of the Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.10. Full Disclosure. All information heretofore furnished by the Company to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on the date as of which such information is stated or certified, provided that it is understood that the Company is in no way representing or warranting the accuracy of any forecast or financial projection contained in any of the foregoing.

                     ARTICLE 5 -- COVENANTS

     The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     Section 5.01. Information. The Company will deliver to each of the Banks:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and statement of cash flows in comparative form the figures for the corresponding portions of the Company's previous fiscal year, all certified by the chief financial officer or the chief accounting officer of the Company (or for so long as the Company is a Subsidiary of BCC, a duly authorized designee of either) as having been prepared from the books and records of the Company and its Subsidiaries kept in accordance with Section 5.06;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (or for so long as the Company is a Subsidiary of BCC, a duly authorized designee of either)
(i) stating whether the Company was in compliance with the requirements of Section 5.09 and 5.11 and setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.10 and 5.12, in each case as of the end of the period covered by such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC, excluding filings made with the SEC solely in respect of securities issued pursuant to employee benefit plans of the Company and its Subsidiaries;

     (h) if and when any entity, which at the time of an event covered by this subparagraph (h) was a member of the ERISA Group,
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
(iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

     (i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     Section 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be the subject of a Permitted Contest.

     Section 5.03.  Maintenance of Property; Insurance.

     (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except minor assets which in the aggregate do not constitute a material part of the assets of the Company and its Subsidiaries, taken as a whole.

     (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies (which shall be deemed to include Clearfield Insurance Limited, as long as such company (i) remains a Subsidiary of BCC and (ii) maintains reinsurance arrangements with other financially sound and responsible insurance companies such that the risk retained by it in respect of insurance coverage underwritten by it does not exceed $3,000,000 per insured loss), insurance on all their respective properties (except minor assets which in the aggregate do not constitute a material part of the assets of the Company and its Subsidiaries, taken as a whole) in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

     Section 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the merger or liquidation of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary (other than an Eligible Subsidiary to which Loans are then outstanding) if the Company in good faith determines that such termination is in the best interest of the Company and, after giving effect thereto, no Default shall have occurred and be continuing.

     Section 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is the subject of a Permitted Contest or (ii) the failure to comply therewith would not have a material adverse effect upon its business or condition, financial or other, or upon the validity or enforceability of this Agreement or the Notes.

     Section 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and, upon reasonable prior notice to the Company, their respective independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.07. Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company to any other Person; provided that the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing.

     Section 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for their general corporate purposes, including Acquisitions. Each Non-Regulation D Borrower will use the proceeds of the Loans made to such Borrower to finance the operations outside the United States of such Borrower or of other foreign affiliates of the Company. None of such proceeds will be used in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     Section 5.09.  Negative Pledge.

     (a) Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

           (i) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding
     $10,000,000;

          (ii) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

         (iii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (iv) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

           (v) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (vii) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

        (viii) Liens on cash and cash equivalents securing
     Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

          (ix) Liens on trade accounts receivable and related assets in connection with Receivables Financing Sales permitted by Section 5.09(b); and

           (x) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed an amount equal to (x) 15% of Consolidated Net Worth minus (y) the aggregate outstanding principal amount of Debt of Subsidiaries permitted solely pursuant to clause (f) of
     Section 5.11.

     (b) The aggregate amount of Receivables Financing Sales will at no time exceed $100,000,000.

     Section 5.10. Leverage Ratio. The Leverage Ratio will at no time exceed (a) prior to December 31, 1998, 1.15 to 1.00 and
(b) on and after December 31, 1998, 1.10 to 1.00.

     Section 5.11. Debt of Subsidiaries. No Subsidiary will create, assume or suffer to exist any Debt, except:

     (a)  Debt owing to the Company or to a wholly-owned
Subsidiary;

     (b)  Debt secured by a Lien permitted by Section 5.09;

     (c) Debt of any Person existing at the time such Person becomes a Subsidiary and not created in contemplation of such event (but not any refinancing, extension, renewal or refunding of any such Debt);

     (d)  Debt under this Agreement;

     (e) Substitute Subsidiary Loans; provided that the aggregate Dollar Amount of Substitute Subsidiary Loans at any time outstanding, whether incurred in reliance on this clause (e) or clause (f) of this Section, shall not exceed $250,000,000; and

     (f) Debt not otherwise permitted by the foregoing clauses of this Section in an aggregate outstanding principal amount at any date not to exceed an amount equal to (x) 15% of Consolidated Net Worth minus (y) the aggregate principal or face amount of

Debt secured by Liens permitted solely by clause (x) of
Section 5.09(a).

     Section 5.12. Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Company, the Fixed Charge Ratio will not be less than 2.2 to 1.0.

     Section 5.13.  Transactions with Affiliates.

     (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Company or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (A) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing or (B) the Company from entering into the Asset Transfer and Subscription Agreement, the Paper Sales Agreement, the Shareholder Agreement, the Administrative Services Agreement, the License Agreement and the Tax Matters Agreement, each substantially on the terms described in the Information Memorandum (collectively, the "Affiliated Agreements").

     (b) If a BCC Event shall occur, thereafter the Company shall not, and shall not permit any of its Subsidiaries to,
(i) make any Investment in BCC or any BCC Subsidiary,
(ii) purchase any assets or services from BCC or any BCC Subsidiary outside the ordinary course of business, except as contemplated by the Affiliated Agreements, or (iii) enter into any other material transaction with BCC or any BCC Subsidiary.

                      ARTICLE 6 -- DEFAULTS

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) any Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within three Domestic Business
Days of the due date thereof any interest, any fees or any other amount payable hereunder;

     (b) the Company shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.01 through 5.06;

     (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Agent at the request of any Bank;

     (d) any representation, warranty or certification made by any Borrower in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Company, any Material Subsidiary or any Eligible Subsidiary to which Loans are then outstanding shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period (any Event of Default under this clause (e) ceasing to exist upon the making of such payment or upon the waiver by the payee of the obligation to make such payment); provided that no Event of Default shall arise hereunder in respect of any capital lease for so long as the obligation giving rise thereto is the subject of a Permitted Contest;

     (f) any event or condition shall occur (other than a redemption at the sole option of the Company or a Subsidiary or a mandatory redemption not resulting from a default or other event or condition affecting or potentially affecting the creditworthiness of the Company or a Subsidiary) which
(i) results in the acceleration of the maturity of any Material Debt or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof (any Event of Default under this clause (f) ceasing to exist upon, in the case of an Event of Default solely under subclause (ii), a cure of any default giving rise thereto but not, in the case of either subclause (i) or (ii), upon payment of the related Debt or waiver by the holder of such Debt); provided that no Event of Default shall arise hereunder in respect of
(x) any capital lease for so long as the obligation giving rise thereto is the subject of a Permitted Contest or (y) a Change of Control;

     (g) the Company, any Material Subsidiary or any Eligible Subsidiary to which Loans are then outstanding shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Company, any Material Subsidiary or any Eligible Subsidiary to which Loans are then outstanding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the then Company, any Material Subsidiary or any Eligible Subsidiary to which Loans are outstanding under the federal bankruptcy laws as now or hereafter in effect;

     (i) (i) the Company or any Subsidiary, or any other member of the ERISA Group for whose obligations under Title IV of ERISA the Company or any Subsidiary is potentially liable, shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or
(v) there shall occur a complete or partial withdrawal from and a default within the meaning of Section 4219(c)(5) of ERISA with respect to one or more Multiemployer Plans which could cause the Company or any Subsidiary to incur a current payment obligation in excess of $5,000,000, provided that no Event of Default shall arise under this subclause (v) for so long as the obligation giving rise thereto is the subject of a Permitted Contest; or

     (j) judgments or orders for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Material Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 45 days;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate Dollar Amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause 6.01(g) or 6.01(h) above with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     Section 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                     ARTICLE 7 -- THE AGENT

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Sect;ion 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Agent.

     Section 7.03.  Action by Agent.  The obligations of the
Agent hereunder are only those expressly set forth herein.
Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agent. Neither the Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.06. Indemnification. The Banks shall, ratably in proportion to their Commitments, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Company shall have the right to appoint a successor Agent, subject to the consent of the Required Banks. If no successor Agent shall have been so appointed by the Company (with the consent of the Required Banks), and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent.

     Section 7.09.  Agent's Fee.  The Company shall pay to the
Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

              ARTICLE 8 -- CHANGE IN CIRCUMSTANCES

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Currency Loan or Money Market LIBOR Loan, the Agent is advised by the Reference Banks that deposits (in the applicable currencies and amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Currency Loans in the affected currency, as the case may be, or to convert outstanding Loans into CD Loans or to continue (beyond the expiration of their then current Interest Periods) outstanding Loans as CD Loans or Euro-Currency Loans in the affected currency, as the case may be, shall be suspended and
(ii) each outstanding CD Loan or Euro-Currency Loan in such currency, as the case may be, shall be converted (in the case of a Euro-Currency Loan, at the Spot Conversion Rate) into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a CD Borrowing or Euro-Currency Borrowing, such Borrowing shall instead be made in Dollars as a Base Rate Borrowing in the same aggregate Dollar Amount as the requested Borrowing and (ii) if such affected Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall be made in Dollars in the same aggregate Dollar Amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans in any currency to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans in the affected currency to such Borrower, or to convert outstanding Loans into Euro-Dollar Loans or to continue outstanding Loans as Euro-Currency Loans in such currency, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

If such notice is given, each Euro-Currency Loan of such Bank then outstanding in such currency shall be converted (at the Spot Rate on the date of conversion in the case of each Alternative Currency Loan) to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Currency Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Currency Loan to such day.

     Section 8.03.  Increased Cost and Reduced Return.

     (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or
(y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, together with calculations in reasonable detail supporting such amounts, shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Company shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 180 days prior to the date on which such Bank notifies the Agent and the Company that it proposes to demand such compensation and identifies to the Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Bank did not know that such amount would arise or accrue.

     Section 8.04.  Taxes.

     (a) For the purposes of this Section, the following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement and (iii) in the case of each Bank, but solely with respect to payments in respect of a Money Market Loan to an Eligible Subsidiary, taxes identified by such Bank in a notice to the Agent and the Company pursuant to Section 9.04 with respect to such Eligible Subsidiary.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by any Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower shall make such deductions, (iii) the relevant Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the relevant Borrower shall furnish to the Agent, at its New York Office, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Company agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Agent with a signed Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. Each Bank covenants to the Company and the Agent that the certificate so delivered by it will be true and accurate and agrees to deliver to the Company and the Agent additional true and accurate certificates promptly after the occurrence of events requiring a change in the most recent certificate previously delivered. Unless an event has occurred which renders delivery of the relevant form inapplicable, each Bank will deliver to the Company a signed copy of Form 1001 as and when required by the Internal Revenue Service or (as the case may be) an annual Form 4224, and, in addition (if necessary and applicable), a signed copy of Form W-9.

     (e) For any period with respect to which a Bank has failed to provide the Company or the Agent with the appropriate form pursuant to Section 8.04(d) (unless such Bank is not lawfully able to do so due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge which will entitle such Bank to indemnification pursuant to this Section. If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will apply for and/or furnish documentation of any available exemption from the Taxes or Other Taxes giving rise to such payment and/or change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, its doing so (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank. Each Bank represents to the Company that, to the best of its knowledge, as of the Effective Date it is not subject to any Taxes or Other Taxes which would require payments or indemnification by any Borrower under this Section.

     Section 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Currency Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(b) or 8.04 with respect to its CD Loans or Euro-Currency Loans, and in any such case the relevant Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Currency Loans, as the case may be, shall instead be Base Rate Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Bank would otherwise have made in the Alternative Currency) (on which interest and principal shall be payable contemporaneously with the related CD Loans or Euro-Currency Loans of the other Banks). If such Bank notifies the relevant Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Currency Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks. If such Loan is converted into an Alternative Currency Loan, such Bank, the Agent and the relevant Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never been applied thereto.

     Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Fixed Rate Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 2.17, 8.03 or 8.04, and, in the case of either clause (i) or clause (ii), such suspension is not generally applicable to or such compensation has not generally been demanded by the other Banks, then (A) the Company shall have the right, with the assistance of the Agent, to seek an Eligible Assignee or Assignees (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank or (B) the Company may elect to terminate this Agreement as to such Bank, and in connection therewith not to borrow any Base Rate Loan provided for in Section 8.02 or to prepay any Base Rate Loan made pursuant to Section 8.02 or 8.03, provided that (x) the Company notifies such Bank through the Agent of such election at least three Euro-Dollar Business Days before any date fixed for such a borrowing or such a prepayment, as the case may be, and each Borrower repays all of such Bank's outstanding Loans to such Borrower at the end of the respective Interest Periods applicable thereto or as otherwise required by Section 8.02 or as otherwise permitted by Section 2.11, (y) the Commitment of such Bank shall terminate on the date of the last such payment and (z) in the event that Level V Status (as defined in the Pricing Schedule) exists at such time, such termination shall be subject to the consent of the Required Banks.

           ARTICLE 9 -- REPRESENTATIONS AND WARRANTIES
                    OF ELIGIBLE SUBSIDIARIES

     Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

     Section 9.01. Existence and Power. It is a corporation, partnership, limited liability company or other entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is a Subsidiary of the Company.

     Section 9.02. Organizational and Governmental Authorization; Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or other comparable organizational documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     Section 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     Section 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes. If an Election to Participate indicates that there is any such tax so imposed on payments made by the relevant Eligible Subsidiary, each Bank will promptly notify the Agent and the Company if, to the best of its knowledge, payments to it or for its account are subject to such tax.

                     ARTICLE 10 -- GUARANTY

     Section 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan borrowed by any Eligible Subsidiary pursuant to this Agreement and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner and currency specified in this Agreement.

     Section 10.02.  Guaranty Unconditional.  The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

           (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

          (ii) any modification or amendment of or supplement to this Agreement or any Note;

         (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

          (iv) any change in the existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

           (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any of its Loans or any other amount payable by it under this Agreement; or

         (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

     Section 10.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Company's obligations under this Article 10 shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans of each Eligible Subsidiary and all other amounts payable by each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at the time such payment is rescinded, restored or returned.

     Section 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for in this Article 10 as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

     Section 10.05. Subrogation. Upon making any payment with respect to the obligations of any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation against such Eligible Subsidiary so long as (i) any Bank has any Commitment hereunder (unless such Subsidiary is no longer an Eligible Subsidiary for purposes hereof) or (ii) any amount payable by such Eligible Subsidiary hereunder remains unpaid.

     Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                   ARTICLE 11 -- MISCELLANEOUS

     Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of any Borrower, at its address, facsimile number or telex number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, its Election to Participate), (b) in the case of the Agent, at its address, facsimile number or telex number in New York City set forth on the signature pages hereof (or, if expressly required to be given to it at its London Office, at its address, facsimile number or telex number in London set forth on the signature pages hereof), (c) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (d) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

     Section 11.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11.03.  Expenses; Indemnification.

     (a) The Company agrees to promptly pay, whether or not any Loan is made hereunder: (i) the reasonable fees and disbursements of the special counsel to the Agent in connection with the negotiation of this Agreement, preparation for the initial Borrowing hereunder and any waiver or amendment hereof and (ii) costs of collection or enforcement incurred by the Agent or any Bank (including allocated costs for in-house legal services and reasonable counsel fees) in connection with any Event of Default or any effort to collect sums past due hereunder.

     (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs for in-house legal service), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. This indemnity shall not apply to claims by a Bank and/or its affiliates against another Bank and/or its affiliates.

     Section 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Covered Obligation held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Covered Obligation held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Covered Obligations held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Covered Obligations held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a

Borrower other than its indebtedness in respect of the Covered
Obligations.

     Section 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) except as provided in Section 2.18, increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for scheduled termination of any Commitment or
(iv) change the percentage of the Commitments or of the aggregate unpaid Dollar Amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; and provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

     Section 11.06.  Successors; Participations and Assignments.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant"), with the written consent of the Company (which may be withheld by the Company in its sole discretion), participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant for which the Company has granted its written consent to such participation shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.15 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

     (c) Any Bank may at any time assign to one or more Eligible Assignees all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Eligible Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Eligible Assignee and such transferor Bank, with (and subject to) the written consent of the Company (which may be withheld by the Company in its sole discretion); provided that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Eligible Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Eligible Assignee, such Eligible Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Eligible Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Eligible Assignee is not organized under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 8.04.

     (d) Notwithstanding any other provision of this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     (e) No Eligible Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or
8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 11.07. No Reliance on Margin Stock. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 11.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     Section 11.10.  Consequences of Effectiveness; Transitional
Provisions.

     (a) On the Effective Date, the commitments under the Existing Agreement shall terminate without further action by any party thereto. The Agent will promptly notify each of the other parties hereto and to the Existing Agreement of the effectiveness of this Agreement.

     (b) Concurrently with the effectiveness of this Agreement, the Company shall prepay in full (including accrued and unpaid interest thereon to, but excluding, the Effective Date) (i) all "Money Market Loans" outstanding under the Existing Agreement made by "Banks" under the Existing Agreement which are not Banks hereunder and (ii) all Committed Loans outstanding under the Existing Agreement. Any "Money Market Loans" outstanding under the Existing Agreement on the Effective Date made by Banks parties to this Agreement shall remain outstanding as Money Market Loans hereunder on the terms previously established with respect thereto under the Existing Agreement. Concurrently with the effectiveness of this Agreement, the Company shall pay all accrued and unpaid facility fees under the Existing Agreement to, but excluding, the Effective Date.

     (c) The Banks which are parties to the Existing Agreement, comprising the "Required Banks" as defined therein, hereby waive any requirement of notice of termination of the Commitments pursuant to Section 2.09 of the Existing Agreement and any restriction on prepayment of Money Market Loans to the extent necessary to give effect to the subsections (a) and (b) above, provided that any such prepayment of Money Market Loans shall be subject to Section 2.13 of the Existing Agreement.

     Section 11.11.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES
HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY
JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 11.12. Confidentiality. Information provided to the Banks pursuant to Article 5 shall be maintained in confidence by each Bank in accordance with the following:

     (a) The term "Confidential Information" means all information designated by the Company as confidential, whether of an operational, economic or accounting nature, except information which is now or hereafter becomes generally known in the financial community through no fault of the Bank or information which was in the Bank's possession at the time of receipt from the Company and which was obtained by the Bank from third parties lawfully in possession of such information without any breach by such third party of a duty of confidentiality to or for the benefit of the Company or by analysis by the Bank of nonconfidential information possessed by it. Disclosures made under this Agreement which are specific shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general information possessed by the Bank which is not confidential information within the meaning of the preceding sentence.

     (b) Each Bank agrees to keep all Confidential Information confidential from anyone other than persons employed by such Bank who are engaged in administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank or to the Agent, (ii) to its legal counsel, employees of its affiliates and other persons retained by it, if reasonably incidental to the administration of the credit facility contemplated hereby,
(iii) upon the order of any court or administrative agency,
(iv) upon the request or demand of any regulatory agency or authority, (v) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party,
(vi) to the extent necessary in connection with the exercise of any remedy hereunder and (vii) to such Bank's independent auditors; provided that if any Bank is served with legal process which may require disclosure of Confidential Information it shall promptly notify the Borrower of such fact.

     (c) The provisions of this Section 11.12 are, as to any Bank, subject to any other understanding, whether more restrictive or less restrictive, heretofore or hereafter entered into by such Bank and the Company with respect to particular
Confidential Information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         BOISE CASCADE OFFICE PRODUCTS
                           CORPORATION


                         By: /s/ Carol B. Moerdyk
                         Title: Chief Financial Officer
                         Address: 800 West Byrn Mawr Avenue
                         Itasca, Illinois 60143-1594
                         Facsimile:


                         MORGAN GUARANTY TRUST
                           COMPANY OF NEW YORK,
                           as Agent


                         By: /s/ Glenda L. Irving
                         Title: Vice President
                         Address: 60 Wall Street
                         New York, NY 10260
                         Facsimile:


                         THE CHASE MANHATTAN BANK


                         By: /s/ Ronald Potter
                         Title: Managing Director

                         BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION


                         By: /s/ Christopher R. Gernhard
                         Title: Vice President


                         CIBC INC.


                         By: /s/ Ray A. Mendoza
                         Title: Director, CIBC Wood Gundy
                           Securities Corp., as Agent


                         THE NORTHERN TRUST COMPANY


                         By: /s/ Linda E.S. Halton
                         Title: Vice President


                         WACHOVIA BANK, N.A.


                         By: /s/ John A Whitner
                         Title: Vice President


                         CREDIT LYONNAIS NEW YORK BRANCH


                         By: /s/ Rod Hurst
                         Title: Vice President


                         MELLON BANK, N.A.


                         By: /s/ Susan A. Dalton
                         Title: Vice President


                         NATIONSBANK, N.A.


                         By: /s/ Michael W. Colon
                         Title: Officer

                         ROYAL BANK OF CANADA


                         By: /s/ Brian W. Dixon
                         Title: Senior Manager


                         TORONTO DOMINION (TEXAS), INC.


                         By: /s/ Neva Nesbitt
                         Title: Vice President


                         ABN AMRO BANK N.V., SEATTLE BRANCH


                         By: /s/ Lee-Lee Miao
                         Title: Vice President

                         By: /s/ Leif H. Olsson
                         Title:  Group Vice President


                         BANK OF MONTREAL



                         By: /s/ Bill R. Grieve
                         Title: Managing Director


                         THE BANK OF NEW YORK


                         By: /s/ Robert Louk
                         Title: Vice President


                         FIRST BANK NATIONAL ASSOCIATION


                         By: /s/Michael S. Harter
                         Title: Assistant Vice President


                         NATIONAL WESTMINSTER BANK PLC, NEW YORK
                           BRANCH


                         By: /s/ AnneMarie Torre
                         Title: Vice President

                         NATIONAL WESTMINSTER BANK PLC, NASSAU
                           BRANCH


                         By: /s/ AnneMarie Torre
                         Title: Vice President


                         UNION BANK OF SWITZERLAND


                         By: /s/ Dieter Hoeppli
                         Title: Vice President



                         By: /s/ Philippe R. Sandmeier
                         Title: Vice President


                         WELLS FARGO BANK N.A.


                         By: /s/ Bill Hauck
                         Title: Vice President

                       COMMITMENT SCHEDULE


Bank                                               Commitment

Morgan Guaranty Trust Company of New York         $ 45,000,000
The Chase Manhattan Bank                          $ 45,000,000
Bank of America National Trust and
  Savings Association                             $ 32,500,000
CIBC Inc.                                         $ 32,500,000
The Northern Trust Company                        $ 32,500,000
Wachovia Bank, N.A.                               $ 32,500,000
Credit Lyonnais New York Branch                   $ 25,000,000
Mellon Bank, N.A.                                 $ 25,000,000
NationsBank, N.A.                                 $ 25,000,000
Royal Bank of Canada                              $ 25,000,000
Toronto Dominion (Texas), Inc.                    $ 25,000,000
ABN AMRO Bank N.V., Seattle Branch                $ 15,000,000
Bank of Montreal                                  $ 15,000,000
Bank of New York                                  $ 15,000,000
First Bank National Association                   $ 15,000,000
National Westminster Bank Plc                     $ 15,000,000
Union Bank of Switzerland                         $ 15,000,000
Wells Fargo Bank N.A.                             $ 15,000,000
                                                  ____________
                                   Total          $450,000,000

                       PRICING SCHEDULE I

                      (Ratio Based Pricing)

     The "Euro-Currency Margin," "CD Margin" and "Facility Fee
Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

   Status     Level I   Level II   Level III   Level IV   Level V

Euro-Currency
Margin        0.165%    0.200%     0.250%      0.300%     0.450%

CD Margin     0.290%    0.325%     0.375%      0.425%     0.575%

Facility Fee
Rate          0.085%    0.100%     0.125%      0.150%     0.250%

     For purposes of this Schedule, subject to the concluding paragraph of this Schedule, the following terms have the following meanings:

     "Applicable Pricing Ratio" means, for each day during any Quarter, the Pricing Ratio as at the last day of the immediately preceding Quarter.

     "Level I Status" exists at any date if, at such date,
(i) the Applicable Pricing Ratio is equal to or less than 1.25 to 1 and (ii) such date occurs on or after the first anniversary of the Effective Date.

     "Level II Status" exists at any date if, at such date,
(i) the Applicable Pricing Ratio is equal to or less than 1.75 to 1, (ii) such date occurs on or after the six-month anniversary of the Effective Date and (iii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date,
(i) the Applicable Pricing Ratio is equal to or less than 2.25 to 1 and (ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date,
(i) the Applicable Pricing Ratio is equal to or less than 2.80 and (ii) none of Level I Status, Level II Status and Level III
Status exists.

     "Level V Status" exists at any date if, at such date, no other Status exists.

     "Pricing Ratio" means, as of the last day of any Quarter, the ratio of (i) Consolidated Adjusted Debt as of such date to
(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended. Consolidated EBITDA for each four-quarter period will be adjusted on a pro-forma basis to reflect any Acquisition closed during such period as if such Acquisition had been closed on the first day of such period.

     "Quarter" means each period of three consecutive calendar months consisting of (i) January, February and March; (ii) April,
May and June; (iii) July, August and September and (iv) October,
November and December.

     "Status" refers to the determination of which of Level I
Status, Level II Status, Level III Status, Level IV Status or
Level V Status exists at any date.

     The Applicable Pricing Ratio for each Quarter shall be determined initially on the basis of an estimate which shall be furnished by the Company to the Agent not later than the earlier of (i) the 60th day of such Quarter and (ii) the tenth day prior to the first day (if any) during such Quarter on which interest is payable in respect of Euro-Currency Loans or CD Loans. If when finally determined the actual Applicable Pricing Ratio differs from the estimate, appropriate adjustments shall be made as determined by the Agent.

     The Status for each day prior to July 1, 1997 shall be Level III Status. In the event the Company closes an Acquisition during the Quarter ending September 30, 1997 then the Applicable Pricing Ratio for each day during such Quarter subsequent to the date of closing of such Acquisition shall be redetermined as if such Acquisition had been closed on June 30, 1997.

                       PRICING SCHEDULE II

                     (Ratings Based Pricing)

     The "Euro-Currency Margin", "CD Margin" and "Facility Fee
Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

   Status     Level I   Level II   Level III   Level IV   Level V

Euro-Currency
Margin        0.165%    0.200%     0.250%      0.300%     0.450%

CD Margin     0.290%    0.325%     0.375%      0.425%     0.575%

Facility Fee
Rate          0.085%    0.100%     0.125%      0.150%     0.250%

     For purposes of this Schedule, subject to the concluding paragraph of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, the Company is rated "A-" or higher by S&P or "A3" or higher by Moody's.

     "Level II Status" exists at any date if, at such date,
(i) the Company is rated "BBB+" or higher by S&P or "Baa1" or higher by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date,
(i) the Company is rated "BBB" or higher by S&P or "Baa2" or higher by Moody's and (ii) neither Level I Status or Level II
Status exists.

     "Level IV Status" exists at any date if, at such date,
(i) the Company is rated "BBB-" or higher by S&P or "Baa3" or higher by Moody's and (ii) none of Level I Status, Level II
Status and Level II Status exists.

     "Level V Status" exists at any date if, at such date, no other Status exists.

     "Moody's" means Moody's Investors Service, Inc.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Status" refers to the determination of which of Level I
Status, Level II Status, Level III Status, Level IV Status or
Level V Status exists at any date.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day. In the case of split ratings from S&P and Moody's, the rating to be used to determine the applicable Status is the higher of the two (e.g., BBB/Baa1 results in Level II Status); provided that if the split is more than one full rating category, the intermediate (or higher of the two intermediate ratings) will be used (e.g., BBB+/Baa3 results in Level III Status and A-/Baa3 results in Level II Status). In the event the Company has a rating from only one of S&P or Moody's, Status shall be determined on the basis of such rating.

                                                 EXHIBIT A - Note


                              Note
                                              New York, New York
                                              __________ __, 199_

     For value received, <NAME OF RELEVANT BORROWER>, a <RELEVANT BORROWER'S JURISDICTION OF ORGANIZATION> <TYPE OF ENTITY> (the "Borrower"), promises to pay to the order of ____________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates and in the currency provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

     All Loans made by the Bank, the respective types thereof and, in the case of Alternative Currency Loans, the currency thereof, and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement dated as of June 26, 1997 among Boise Cascade Office Products Corporation, the Eligible Subsidiaries referred to therein, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     [The payment in full of the principal of and interest on this Note has, pursuant to the provisions of the Credit
Agreement, been unconditionally guaranteed by Boise Cascade
Office Products Corporation.]


                         <NAME OF RELEVANT BORROWER>

                         By:_________________________
                         Name:
                         Title:

                 Loans and Payments of Principal

_________________________________________________________________

      Currency of   Amount of  Type of  Amount of   Notation
Date     Loan         Loan      Loan    Principal   Made By
                                         Repaid
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

                           EXHIBIT B - Money Market Quote Request


               Form of Money Market Quote Request

                                                           [Date]


To:       Morgan Guaranty Trust Company of New York
          (the "Agent")

From:     <NAME OF RELEVANT BORROWER> (the "Borrower")

Re: Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of June 26, 1997 among Boise Cascade Office Products Corporation, the Eligible Subsidiaries referred to therein, the Banks party thereto and the Agent


     We hereby give notice pursuant to Section 2.03 of the Credit
Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________

Currency       Principal Amount*         Interest Period**





     Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London
Interbank Offered Rate.]

     Terms used herein have the meanings assigned to them in the Credit Agreement.

                         <NAME OF RELEVANT BORROWER>


                         By________________________
                            Name:
                            Title:

_______________________________
* Amount must be not less than $10,000,000 (or if in an Alternative Currency, the Dollar Amount must not be less than $10,000,000).

**Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the devinition of Interest Period.


 EXHIBIT C - Invitation for Money Market Quotes


           Form of Invitation for Money Market Quotes


To:  [Name of Bank]

Re:  Invitation for Money Market Quotes to <NAME OF BORROWER>
     (the "Borrower")

     Pursuant to Section 2.03 of the Credit Agreement dated as of June 26, 1997 among Boise Cascade Office Products Corporation, the Eligible Subsidiaries referred to therein, the Banks party thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing: __________________

Currency         Principal Amount         Interest Period



     Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London
Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City/London time) on [date].

                         MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent


                         By______________________
                            Authorized Officer



 EXHIBIT D - Money Market Quote


                   Form of Money Market Quote


To:  Morgan Guaranty Trust Company of New York, as Agent

Re:  Money Market Quote to <NAME OF BORROWER> (the "Borrower")

     In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Money
Market Quote on the following terms:

1.   Quoting Bank:  ____________________________________________
2.   Person to contact at Quoting Bank:  _______________________
3.   Date of Borrowing: ________________________________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Principal Interest   Money Market
Currency Amount**  Period***  [Margin****] [Absolute Rate*****]

     [Provided, that the aggregate principal amount of Money
     Market Loans for which the above offers may be accepted shall not exceed $____________.]**

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of June 26, 1997 among Boise Cascade Office Products Corporation, the Eligible Subsidiaries referred to therein, the Banks party thereto and yourselves, as Agent, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                   Very truly yours,

                                   [NAME OF BANK]


Dated:_______________
                                   By:__________________
                                      Authorized Officer
_______________________________
*     As specified in the related Invitation.

**    Principal amount bid for each Interest Period may not
exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Each bid must be made for Dollar Amount not less than $5,000,000.

***   Not less than one month or not less than 7 days, as
specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS."

***** Specify rate of interest per annum (to the nearest
1/10,000th of 1%).

         EXHIBIT E - Opinion of Counsel for the Company


                           Opinion of
                     Counsel for the Company


                                                   [Closing Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

     I am Senior Vice President and General Counsel of Boise Cascade Corporation and have acted as counsel for Boise Cascade Office Products Corporation (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of
June 26, 1997 among the Company, the Eligible Subsidiaries referred to therein, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(b) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than any Bank's right of set-off, to the extent the same may constitute a Lien).

     3. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note issued thereunder by the Company constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of the Credit Agreement or the Notes issued by the Company.

     5. Each of the Company's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                              Very truly yours,


                              John W. Holleran

      EXHIBIT F - Opinion of Special Counsel for the Agent


                           Opinion of
             Davis Polk & Wardwell, Special Counsel
                          for the Agent


                                                   [Closing Date]

To the Banks and the Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

     We have participated in the preparation of the Credit Agreement dated as of June 26, 1997 (the "Credit Agreement") among Boise Cascade Office Products Corporation, a Delaware corporation (the "Company"), the Eligible Subsidiaries referred to therein, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note issued thereunder by the Company today constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                              Very truly yours,



 EXHIBIT G - Form of Election to Participate


                 Form of Election to Participate


                                                           [Date]



MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Agent for
the Banks party to the Credit
Agreement dated as of June 26, 1997
among Boise Cascade Office Products Corporation, the Eligible Subsidiaries referred to therein, such Banks and such Agent (as the same may be amended from time to time, the "Credit Agreement")

Dear Sirs:

     Reference is made to the Credit Agreement described above.
Terms not defined herein which are defined in the Credit
Agreement shall have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Eligible Subsidiary], a [jurisdiction of organization] [type of entity], hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered with respect to the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.08 thereof, as if the undersigned were a signatory party thereto.

     [Tax disclosure pursuant to Section 9.04.]

     The address to which all notices to the undersigned under the Credit Agreement should be directed is:

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                              Very truly yours,
                              [NAME OF ELIGIBLE SUBSIDIARY]

                              By____________________________
                              Title:

     The undersigned hereby confirms that [name of Eligible
Subsidiary] is an Eligible Subsidiary for purposes of the Credit
Agreement described above.

                              BOISE CASCADE OFFICE PRODUCTS
                              CORPORATION


                              By____________________________
                              Name:
                              Title:

            EXHIBIT H - Form of Election to Terminate


                  Form of Election to Terminate

                                                           [Date]


MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Agent for
the Banks party to the Credit
Agreement dated as of June 26, 1997
among Boise Cascade Office Products Corporation, the Eligible Subsidiaries referred to therein, such Banks and such Agent (as the same may be amended from time to time, the "Credit Agreement")

Dear Sirs:

     Reference is made to the Credit Agreement described above.
Terms not defined herein which are defined in the Credit
Agreement shall have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Eligible Subsidiary], a [jurisdiction of organization] [type of entity], hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Loans borrowed by the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any of its Notes heretofore incurred.

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]


                              By_______________________
                              Title:

     The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.
                              BOISE CASCADE OFFICE PRODUCTS
                              CORPORATION


                              By_________________________
                              Name:
                              Title:

     EXHIBIT I - Opinion of Counsel for Eligible Subsidiary


                           Opinion of
                 Counsel for Eligible Subsidiary


                                        [Dated as provided in
                                        Section 3.03 of the
                                        Credit Agreement]


To the Banks and the Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

     I am counsel to [name of Eligible Subsidiary], a [jurisdiction of organization] [type of entity] (the "Borrower") and give this opinion pursuant to Section 3.03(b) of the Credit Agreement (as in effect on the date hereof, the "Credit Agreement") dated as of June 26, 1997 among Boise Cascade Office Products Corporation (the "Company"), the Eligible Subsidiaries referred to therein, the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization], and is a Subsidiary of the Company.

     2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other organizational document of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Company or any of the Company's Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower.

     4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of organization and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                              Very truly yours,



 EXHIBIT J- Assignment and Assumption Agreement


               Assignment and Assumption Agreement

     ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _________,
__ among <NAME OF ASSIGNOR> (the "Assignor") and <NAME OF
ASSIGNEE> (the "Assignee").

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of June 26, 1997 among Boise Cascade Office Products Corporation (the "Company"), the Eligible Subsidiaries referred to therein, the Assignor and other Banks party thereto and the Agent (as amended from time to time, the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate Dollar Amount at any time outstanding not to exceed
$____________;

     WHEREAS, Committed Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate Dollar
Amount of $__________ are outstanding at the date hereof;

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Committed Loans, and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of each of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor and the Assignee, consent hereof of the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof
(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof, in Dollars (in Federal funds) and the relevant Alternative Currencies, the amounts heretofore agreed between them.1 It is understood that facility fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

     SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 11.06(c), the Company agrees to execute and deliver a Note and to cause each Eligible Subsidiary to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Borrower, or the validity and enforceability of the any Borrower's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              <NAME OF ASSIGNOR>

                              By_________________________
                              Name:
                              Title:

                              <NAME OF ASSIGNEE>

                              By__________________________
                              Name:
                              Title:

     The undersigned consent to the foregoing assignment.

                              BOISE CASCADE OFFICE PRODUCTS
                              CORPORATION


                              By__________________________
                              Name:
                              Title:


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent

                              By__________________________
                              Name:
                              Title:
__________________________
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.